UNITED STATES
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WASHINGTON, D.C. 20549

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed in Items 1 and 3 were posted to the Ancora Alternatives campaign website at www.movenscforward.com.

Item 1: On April 18, 2024, Jim Chadwick, President of Ancora Alternatives, and nominee Jim Barber, Jr. had an interview with CNBC. The full text of the interview transcript follows.

Morgan Brennan:

Joining me now, Jim Chadwick, the president of Ancora Alternatives and Jim Barber, Ancora's CEO pick to replace the current CEO at Norfolk Southern and the former COO of UPS. It's great to sit down with you both. Thanks for being with me. You just met right around the corner with investors and shareholders as this proxy contest continues to unfold here.

So Jim Chadwick, I will start with you. Message to those investors and shareholders here today and why they should vote in your favor.

Jim Chadwick:

I think as we've said throughout the campaign, that Ancora, this is something that has been personal to us. I think people know us from activism and making investments like this, but this is different. I think there's a connection with us being a Cleveland manager, East Palestine derailment, and we've probably been one of the most active managers investing in the logistics space as a whole.

When I look at this situation and the opportunities here to drive change, and I look at what's happened with other rail investments in the past, particularly what we saw at Canadian Pacific with Pershing Square and what Mantle Ridge had done at CSX, I think for investors. And the way we looked at it originally, too, is this is a compelling opportunity for really a unique opportunity to drive significant shareholder value, but it does require significant change just as those examples did. So this is not something where you're going to drive that level of change by actually putting two people on the board. You're going to need significant change in the boardroom, and obviously you're going to need it at the senior levels of management. And it starts with the CEO. And we think we have arguably the best available CEO in the transportation industry and somebody that we've known and have a great deal of respect for. And then our COO candidate, Jamie Boychuk, who is, in our opinion, one of the best rail operators in the world.

Morgan Brennan:

And of course, so much of this focus is around greater implementation of precision scheduled railroading, PSR. To that point, why are you the best person to be running Norfolk Southern? I mean, you're former COO of UPS, you know freight, you know logistics, but you're not a railroad or you haven't had that experience with PSR.

Jim Barber:

I think, Morgan, what I would say to that is logistics is what we do for a living. And if you're at UPS or if you're at the rails or anywhere else, it's about moving something from point A to point B. It's taking care of customers, it's having great service, running efficient networks. It's making sure you're delivering for the communities, you're in, the shareholders and everything. So it's about efficiency in the middle. And that's the key for us here, is that Norfolk is a great brand. It's a vital part of the economy in this country. It's just not performing in our view as it should be, and therefore the shareholders are going to have a vote on that soon enough based upon this.

We plan to put PSR in. It will make it much more efficient. We put the numbers out this morning and this week so everybody could see them. I'm very confident. Jamie is a great partner to go in to do this with me, and I'm anxious to take Norfolk from where they are in the industry today to the top.

Morgan Brennan:

And just to keep going with that train of thought here, I mean, Jamie Boychuk talking just earlier today about the PSR plan and the specifics of it, outlining the strategy to get to a sub 60 percent operating ratio, where operating ratio, we know lower is always better, over the course of 18 months. I mean, that represents 1,000 basis points of reduction from where Norfolk Southern currently is for Q1 at 69.9%.

It raises the question, how do you get there? How do you get there that quickly? And how do you do it with completely disrupting the railroad's freight flows and sacrificing safety?

Jim Barber:

I can do it. So it all comes down to putting the most effective, efficient network balance into play here. By the way, UPS runs a PSR network in my opinion. So our scheduled network, we ran across the globe, you have to be very efficient at it. You have to be balanced. You have to be fluid. And out of that drives great service and great safety at the same time. The economics that we're putting forth here, the first $800 million of that, Morgan, comes straight out of the implementation of PSR. It's fuel, it's locomotives, it's handling cars less. It's the fuel efficiency and it's miles that move out, 800 million of the first 1.1 billion come out of there.

Then you move into a couple of pieces of growth and then you move into making sure your workforce is efficiently placed in the network and all of a sudden you get to a 60 OR.

Jim Chadwick:

And one thing to point out, we are also getting there without addressing headcount. So I think that's important to know is that the first 18 months of our plan where we get these first significant increases here in profitability is not done through laying people off or furloughing employees. In fact, we don't find any in that period of time.

Morgan Brennan:

But you're doing it through attrition. We know turnover rate tends to be very high, a high churn rate when it comes to the railroad industry, so in a sense, you're still reducing workforce?

Jim Barber:

Well, yeah, we're going to let attrition work for us, right? So it's about 7% to 8% in the industry. We plan to reinvest about half of that. In other words, put the right people in the right places at the right time to run this railroad going forward and just let the natural attrition of the business work for us financially and then turn it into a growth machine. That's what we plan to do.

Morgan Brennan:

Norfolk Southern has just implemented their own COO, John Orr, what they're calling PSR 2.0. It's not enough, you're saying.

Jim Chadwick:

We don't believe in that is even a thing. I think part of the problem with that is they've gone through all these iterations of strategy changes over a short period of time that with Alan Shaw, CEO. We had three COOs working for Alan, which is really unprecedented. So, in really basically almost two years, you have a person who's changed out his team repeatedly, changed his model repeatedly and basically positioned the company to run a model, which is called Resilience Railroading, as Alan has defined it. That is actually in conflict with PSR.

One is about sweating assets, which is PSR, the traditional PSR. The other is carrying excess assets, excess people waiting for a recovery in the macro environment to change that, to pick up the volume. But ultimately, if you're running both at same time, they're incompatible. So we don't view what they're doing as credible. I think when we've outlined... I think it's really important people understand this. With Jamie Boychuk, he has done it before. So when people question whether our numbers are realistic, whether we can hit it, it's been done. He did it. He generated as the COO at CSX, he generated the lowest operating ratio in the history of the U.S eastern railroad.

Morgan Brennan:

Now, how do you do this though, without sacrificing safety? You mentioned East Palestine. Even as we've seen that situation continue to play out here at Norfolk Southern, just looking at the federal railroad data, last year, highest decrease in mainline derailments of any of the Class 1 railroads and number two for mainline derailments overall last year. I mean, clearly there's a focus there. For better or worse, right or wrong, Alan Shaw has sort of become the figurehead of this push towards greater safety, has been the guy going down and testifying in Congress. How do you continue to build upon that and improve?

Jim Barber:

If you look at what PSR really is, it's about running a closed network that runs the same way every day. It's the same thing as UPS does. And the issue is that when you do that, you become very reliable and you automatically become safer. Right now, Norfolk Southern switches a car twice as much every day as CSX, and it's the same effective business. What that tends to do is you put more work in, you have more risk in the moves, and you actually kind of need to tighten that up and make it more efficient. They have made some gains, no question about that. You also have to take severity into account when you look at safety and you have to make sure it's cultural and the employees are with you and they own safety. We've got to make sure we get that done.

Morgan Brennan:

We've seen arguably an unprecedented amount of commentary from regulators and stakeholders about concerns about this proxy fight and about a new team coming into place here. Whether it's the heads of the FRA, the STB. We've seen some union leaders, even the mayor of East Palestine has made some comments that seem to be tilting in support of current Norfolk Southern management. Your reaction to that, and have you been engaging with some of these different folks?

Jim Chadwick:

Let me start with the regulators and then if you want to touch on labor. I think when you look at the campaign when it started, this really started back in November. That was when the nominee window closed on December 1st. So as we started engaging, the board was in December and went through obviously to public February 20th. But during that period of time, what the company spent a lot of time on was spending money on lobbyists to effectively work the regulators into a frenzy, work labor into a frenzy. And that's what you saw. So I think initially you saw a lot coming out of the regulators, whether it's the STB, the FRA, DOT.

Then I think what happened on March 20th was the company who was effectively using all these different parties as a mouthpiece, effectively over our concerns, suddenly went out and hired a PSR guy, right? So John Orr. So they bring in a guy who runs PSR. Until what we saw just the other day from the AFL CIO, it's just been complete silence now on that front because they have a very difficult time explaining themselves, saying, "Oh, these are these PSR guys. That's the bogeyman in the industry." But, "Oh, we went out and hired one."

And so look, I think that conflict exists on their side. And ultimately for us, we believe that the relationships both with labor and with the regulators is critical, and we have offered to meet with the STB. There's a public letter that's posted on their website, so it's something we wanted to get past ISS and Glass Lewis. We wanted to come up with our plan. And now that it's all out there, I think we'll be doing that here shortly.

Jim Barber:

I'll just touch on labor for a second. Look, I started as a UPS driver back in the eighties. I still get a union retirement check from the Teamsters still today. They don't know us yet in the rail industry. They don't know me yet. They don't know my background, but I know them. And you have to create a relationship and a working environment that they believe you and trust you. I want the same thing for the employees that represent whatever job I'm in. Your job is to make believers that you're after the same thing they want. Earn trust in the union heads and they'll support you, and you go in together. I can't do that yet because I'm not in there, but if we win this campaign, we'll go do that to the front line.

Morgan Brennan:

Final question for you. What does success look like? I know you have seven board nominees, which would be the majority of the board, looking to change the management, but it could go a variety of ways here. How are you gaming it out, and what are the lessons learned from some of your previous proxy fights, including at other freight and logistics companies like C. H. Robinson?

Jim Chadwick:

That's a good example because that probably is one of the primary lessons learned is when you're in a situation where you're trying to drive change at the top. When I mentioned those rail activists, examples of Canadian Pacific and CSX, that was involving change at the CEO position. Whenever you're trying to change out the CEO, and that's what's required to drive ultimate value in the company, it requires a greater amount of change in support on the board.

We've seen in the case of C.H. Robinson, even when you have phenomenal people as potential candidates to run those companies, if you don't have really the numbers on the board to make that happen, a board that is prone to making bad decisions will continue to make bad decisions. This board here at Norfolk Southern has shown over and over again, just as they did here with this Meridian Speedway arrangement for John Orr, that they are concerned about themselves and entrenchment. And ultimately, I think if shareholders want a plan and want a team that's going to execute and really win that, look, there's a lot of versions of success, but I think the message around the vote for seven, ultimately, that's how we control our own fate and we have a plan and we believe we're going to execute it.

Morgan Brennan:

All right. Gentlemen, appreciate the time and the insights as we continue to see this process evolve here over the next couple of days, next couple of weeks. Jim Chadwick and Jim Barber.

Jim Chadwick:

Thank you.

Jim Barber:

Thank you. Appreciate it.

 Item 2: On April 18, 2024, Ancora Alternatives sent the following communication to shareholders of the Company.

Watch the Ancora Town Hall for Norfolk Southern Shareholders

Fellow Norfolk Southern Stakeholder:

Today, Ancora held a Town Hall for Norfolk Southern shareholders with our proposed management team and director candidates. Watch the replay here.

WATCH THE REPLAY

For more information on how to vote the BLUE Proxy Card for each of Ancora's proposed directors at the upcoming Annual Meeting, visit www.MoveNSCForward.com.

LEARN HOW TO VOTE

Thank you again for your interest and continued support in MOVING NSC FORWARD.

Sincerely,

Ancora Holdings Group, LLC

Link to Legal Disclaimers

Item 3: On April 18, 2024, Ancora Alternatives held a town hall for the Company’s shareholders. The full text of the town hall transcript follows.

Jim Chadwick:

We're going to get started. Thank you all for being here today. I'm Jim Chadwick. I'm the president of the Alternatives Group at Ancora. Before we get things going, obviously it feels like a long campaign, but here we're in the final few weeks before the vote on May 9th, I guess. But we'd like to do some quick intros before we kick this off.

And so first would be Ken Squire, he's our moderator today. He runs 13D Monitor and he's also well known as a commentator on proxy contests and other activist campaigns, also as an investor as well.

Next would be Jim Barber. He's the former COO of UPS. He's also a nominee on our slate of directors and our proposed CEO candidate. Next to him is Jamie Boychuk, who's a longtime railroad executive, former COO at CSX, also worked at Canadian National, and, as I mentioned, he's our proposed COO for this company.

Next to him is Gil Lamphere. Gil's, a highly experienced railroad executive, an investor, and he's been a board member both at Canadian National and CSX. He probably has as much board experience with Class I railroads as anybody in the country.

Next to him is Sameh Fahmy. Sameh is a longtime railroad executive, formerly of Canadian National, formerly Kansas City Southern. He's also somebody who's probably got some of the broadest experience in the industry, including having completed a full precision scheduled railroading implementation for Kansas City Southern.

Next to him is Allison Landry. She's had 16 years of experience as a transportation equity analyst at Credit Suisse. She's also the vice chair of XPO Logistics, and she played an important role from the board on their operational turnaround, which has been highly successful.

And then last but certainly not least, is William Clyburn, former commissioner of the Surface Transportation Board, 30 years of experience probably in all branches of government.

But with that, we'll get started with the guys you've come to see here today. So look forward to it. Thank you.

Ken Squire:

Thanks, Jim. Appreciate it. Before we get started with the questions, I understand Jamie would like to say a couple words about Jim Foote.

Jamie Boychuk:

Yeah. A lot of us in this room know who Jim was and the legacy that Jim really left on this industry. And I thought it was important just to say a couple words about the importance. Jim was a very good friend of mine. We spoke almost every single day. He was guiding me through a lot, which was fantastic. And the knowledge that he's not just left myself, but I think a lot of people in this room, he'll be greatly missed. And I can say I wouldn't be up on the stage, and I'm not too sure if we really would've had a campaign had Jim not been able to step in at CSX, steady the ship when Hunter passed away, and really help guide the industry, the US railroads, to the best-in-class operating ratio and service that the US class Is have ever seen.

So Jim will be greatly missed. And I know many of you in this room, Jim and I had many conversations about the work that you all do, and he appreciated everything that each and every one of you wrote. You wrote some great things over the years about him, and we'll definitely miss Jim.

Ken Squire:

Thank you, Jamie.

Gil Lamphere:

Well said.

Ken Squire:

Very well said. Let's start off with you, Jim. If the company and their advisors are not saying it already, we're going to hear a lot about you not having any railroad experience. How has your experience as the Chief Operating Officer of UPS made you prepared to run as CEO of a Class I railroad?

Jim Barber:

So let's be clear, they are saying it already. They're writing it everywhere. And look, here's what I think about somebody that says something like that. Thirty-five years I worked in the field of logistics. You pick something up from point A, you sort it, you move it, and you deliver it on time, safely, securely, and efficiently, and then you reward your shareholders. It's that simple. I picked them up in package cars, airplanes, tractor trailers. You pick them up in carloads here and cars, and you do the same thing in between point A and point B.

The key, for me, is to have the best workforce in the industry who believe in your strategy and perform, and outperform your next best competitor, who that might be. Mine typically was somebody from Memphis or somebody from Bonn, Germany. And I think running that network in 210 countries, I think I could run the network. I do. I think I could create a great team and be part of paying the shareholders back for the people who invest in that company and return that brand to where it belongs. It doesn't really bother me that I haven't switched a car yet. I will. I think running networks is running networks. And so I would say to the person who said that, "Come follow me around when we get in and we'll show you."

Ken Squire:

Well, if Ancora is successful in this proxy fight, you'll have a COO who has a ton of railroad experience. How long have you known Jamie? What's the dynamics between the two of you and how do you see yourselves working together?

Jim Barber:

Good story. When Ancora asked me if I wanted to come out of retirement, I said maybe because I understood PSR, I knew who Hunter was, and I knew the background of the industry, but I didn't know him. And so I said to Jim and the guys in Cleveland, I said, "Maybe, but give me his address and let me drive down and meet him." And so I met Jamie at his home with Lindsay and I stayed with his family for the weekend to get to know him and his values and his beliefs. We speak a different language, rail and small package, but we have the exact same DNA, okay? The key is to let him do what he needs to do and allow PSR to take care of what we should do at Norfolk Southern, and let me do some other things, perhaps grow the business differently, and make rail much more powerful in the U.S. than it is today. And I think there's some ideas on how we might get that done.

Ken Squire:

Jamie, do you want to touch on that, how you plan to work with Jim?

Jamie Boychuk:

To me, first time I ever met Jim was actually at a meeting we had, him being a major customer of the railroad industry, the most demanding customer, let's be honest, UPS. We had a meeting, I think, back in 2018, Jim Foote and myself met with Jim and a couple of his team members, and it was a service discussion. And I remember being a little bit in awe in the room, I was senior vice president at the time, going, "Wow, that's the Chief Operating Officer of UPS." I mean, this is a major global logistics company in the world. And then boom, fast-forward to this opportunity. When I started having some discussions with the Ancora team, whether or not this was an opportunity that I was interested in and what we're going to do, and Jim's name came up, right away I started Googling him and saying, "Well, is this the guy that I remembered he was? And wow, it is."

And Jim came and spent time together, and we both enjoy golfing, and we both have the same family values, and we both come from really the same type of background. I mean, let's not forget, Jim and I both started in the union. Jim was a UPS driver in the union, and I was a switchman in the yard at the railroad at Canadian National. We really are made up so much the same, and there's so much I can learn from Jim, and that's what I'm excited about. It's not just the fact that we're going to go in and make Norfolk Southern great again. It's the fact that I also get to learn along the way from a global logistics expert like Jim, and that's exciting.

Ken Squire:

Great. Jamie, tell us a little bit about PSR and what that is. How can it be used in a railroad? How did you use it at CSX, and how is it different than what the company is doing right now?

Jim Barber:

Tell them the story about Hunter Harrison and Brett Smith first.

Jamie Boychuk:

Spent obviously many, many years with Hunter Harrison, working for Hunter and Keith and Jim Vena and all these great railroaders, and Gil. Gil and I have had many conversations about PSR.

Gil Lamphere:

I'm not a railroader.

Jamie Boychuk:

An architect, how about that? Hunter used to, as we talked about the five core principles which makes up PSR, service, cost control, asset utilization, safety, and people, he would tell these stories, but then he would talk about Fred. I was always like, "Fred?" And he'd start talking about FedEx, right? So Fred... Sorry, what was his last name?

Jim Barber:

Smith.

Jamie Boychuk:

Smith, thank you. Fred Smith...

Jim Barber:

He has other last names, but I won't put them up here.

Jamie Boychuk:

Fred Smith and Hunter, and some of you may have heard these stories, were very much linked, living in Memphis, growing up in Memphis, FedEx, that a lot of scheduled railroading, the principles, actually came from the package industry. It came from things that Fred and Hunter talked about, and how the logistics of FedEx around the world worked, and how could we incorporate that on larger scales. And obviously Gil was part of those discussions and other people. But it was brought up a number of times.

Ken Squire:

So tell us about PSR and how it works in the railroad and at CSX.

Jamie Boychuk:

Well, I think we know it works really, really well. Why do we know that? Because out of the six Class Is that are left, and five of those Class Is are publicly traded, all of them have gone through what we're going through here at Norfolk right now, except for Norfolk. They've all turned to a PSR railroad. And they're all running quite successful. The two Canadians, CN doing fantastic. They went through their own activist-type campaign. We know what happened at Union Pacific. The fantastic job that Jim Foote... or sorry, that...

Gil Lamphere:

Jim Vena.

Jamie Boychuk:

Jim Vena. Thank you. Got a lot of Jim Foote on my mind. My apologies.

... Jim Vena's doing. A very close friend of mine, and I can tell you, you just keep watching their results. And that's what you can see we're going to be doing at Norfolk. We're doing the same type of traditional PSR rollout. It's not PSR 2.0, 3.0, whatever you want to call it that the folks at Norfolk are recreating. This is a true PSR implementation like it's been done at all the other roads. Union Pacific, I said, doing great. CPKC, we all know the great story there. CN, and even the BN, they've even stepped up. Warren has stepped up and said, "Hang on a second. I think it was over the last 14 years, I've left $22 billion on the table of expenses, if I ran some of these other railroads. Let's start looking at cutting down some expenses and let's see what PSR could possibly do for our railroad."

So these discussions are happening across the board. We've rolled out what our plan is. We've talked about what it looks like in order to get that operating ratio down to where it needs to be. This isn't... CN took 10 years to do it. CP took five. Union Pacific is in the middle of working on it, like I said, doing a fantastic job. At CSX, we did it in nine months. We did it way too quick. We did it quick because Hunter knew he was dying. He knew it more than myself, and I was talking to him every single day, but Hunter knew we had to rush and he had his foot on my back pushing us really hard.

We've got a different way of actually implementing the traditional style, a lot like what we did at CN and CP. Ours is a two-to-three, three-to-four-year type plan. First 18 months is when you're going to really see that 800 points of the operating ratio drop out by redesigning the network. That's what's really key here. If you see what folks are doing at Norfolk, they're in there and they're touching places here and there, getting some winds, maybe a little bit of dwell, a little bit of speed, store 50 locomotives, whatever that happens to be. That's actually going to be more disruptive than what our plan is, which is to actually design the railroad, communicate it with all of our stakeholders, which is really important.

We're going to communicate it with our employees, with our customers, our shareholders, our regulators. We're going to continue to communicate this plan and make sure everyone knows, so they can come along with us this time on this journey. At CSX, we didn't do it that way. We should have, would've loved to have. We just didn't have the time. And as we get this army coming along with us and they understand why we're making the decisions we are, why we're storing 450 locomotives, $165 million, and that still leaves a gap of 300 locomotives compared to their Eastern competitor, what CSX has. There's still more opportunity. Why we feel 35,000 cars need to come out of the system in order to keep things turning and actually get more volume out of that. There's still 10,000 more cars beyond that at their Eastern competitor who has more volume than them. That's another big expense line.

We take a look at fuel. Fuel is quite simple. We know that the most efficient railroad with fuel is CPKC. We look at it at a kgtm basis, all right? It's like 25% difference between them. It's a 20% spread between their Eastern competitor, CSX. It's a $200 million opportunity. And these are expenses forever, as you all know. This isn't a one-time deal.

And then we look at the touch points, and that's where I'm going to leave this at. When we redesign this network, the touch points are twice as much at Norfolk than they are at CSX. So they're handling cars twice as much. That's a big safety problem, number one. Every time you handle a car and it goes over a switch point or it goes into a track it doesn't need to, it's another opportunity for a derailment to happen. But also the expense that goes along with that. And working with Sameh and others on our team with Jim to figure out how we can redesign this network and using the experience we all have, we know that we can pull out over $800 million of expense within the first 18 months. And that's only because we've redesigned the railroad. That brings us down to a sub-60 range.

And then from there, we're going to go after wallet share. We're going to go after those customers who don't trust the railroad right now because we can't provide service. When you're providing a 70% on-time performance for each carload and your competitor is almost 90, you're going to go to truck or you're going to go to your competitor. You're not going to give them that full wallet share. So if we're only getting 40 to 50% of that business from a current customer, and I can get 10 or 20% more out of them because I can start delivering on time, that is significant. That gets us to 57, 58 OR, which is the sweet spot that we ran at CSX when I was there during the period. So that's the plan, I know I went through it quick. Everybody has the layout that we put out on Monday, and it's clearly in there.

Ken Squire:

I think maybe a good layman's explanation to this is some story I heard about Hunter once where the first day at a new railroad, he said their biggest lines were from city A to city B, and city B to city A. And every day the train would go one way or another train would go the other way and they'd pay for hotel rooms for the conductor in each one. And the morale was bad, they were away from the family. So his first day he came in and he said to conductors, "Starting tomorrow, you're each going to go halfway, switch trains and then go back." And that to me was like, okay, that's precision. Scheduled like a layman's story for precision.

Jim Barber:

How do you think UPS does it? Same way?

Ken Squire:

Yeah.

Jim Barber:

It's the same network. It is.

Ken Squire:

And this for Jim or Jamie. The critics would say that your plan relies on headcount reduction to cut costs. How do you address or respond to that? Either one, Jim or Jamie.

Jim Barber:

I don't care. Do you want it? I don't care.

Jamie Boychuk:

I'll start and hand it off to you.

Jim Barber:

Okay, go ahead.

Jamie Boychuk:

I didn't talk about headcount. First 800 basis points, did I talk about headcount? Didn't even have that baked in there. There's going to be some mechanical shops that we're going to be taking a look at. How do we redeploy? What do we do different? Where are we spending our capital? Can we do that in house with some current employees we have? We're looking through attrition and we've said this time and time again, it's a campaign of fear that Norfolk is running.

We did not come out and say we're going to furlough a whole bunch of people. This isn't the same as when we took over CSX and we had 8,000 too many employees. We're in a whole different realm when we look at it this time. So we're going to use attrition, we know our headcount at headquarters. GNA, I'll leave that to Jim in a second. I'll let him talk about that. But with respect to unionized employees, 7 to 8% attrition every single year. We feel that if we do 3% attrition and we continue to hire in areas where we know we need people, that's going to be the success as we move down, and that's what's going to get us that sub-60 and below through attrition and making sure we redeploy people where we need them. Jim?

Jim Barber:

Agree with everything you said. We also believe that the corporate headquarters that sits next to The Varsity, best hot dogs in the world, in Atlanta, needs to be looked at from a spans and layers perspective. Now, I think they've already announced some layoffs. I haven't paid that much attention to it. But ultimately, the job on behalf of the shareholders is to figure out how to do more with less, use technology to your advantage, redefine the process, and do everything in a different way. And if you look at the head counts and the spans and layers between CSX and NS, very clear to us that they have way too many humans performing the same tasks as their nearest competitor.

And the job of us would be to go in and rationalize that. Jamie said seven to eight attrition, that works for you all the time. The easiest way to start that is you just don't replace somebody who leaves, period. And that resets the mind on how you do more with less. And you'd use the advantages we have in this world today, in technology and AI and the other things, to do it. And we will look a lot to that process in this

Ken Squire:

Related, I guess, to the head captors and has been coming up a lot lately, is unions. What are the key points related to labor, and how do unions play a role? Either Jim or Jamie, go ahead.

Jim Barber:

Well look, so the interesting part. So as Jamie said, I do get a retirement check every month from the union, from the Teamsters. Negotiated with them for 35 years. Unions are not the enemy, okay? The trick to managing the unions is to have them believe in you and understand you want great things for the employees they represent. And once you earn that trust and belief, they will follow you and they will understand how the tradeoffs work, because our job is to make sure that the brand that we represent is maintained and can grow and stay healthy.

And so once you get that balance and you've got somebody on the other side of the table that believes that's what you want, but you also believe and you know the only way it gets done with those human beings that are, if they're members of teamsters. I think there's 12 labor unions in the railroad. They're great people. The question is are they motivated properly? Are they led properly? And do they feel like they're at the right company or not? And then it tends to win when you get it structured like that with the union.

Ken Squire:

All right, I'm going to move on to some of the director nominees. Allison, I'll start with you. I believe that a good director or a good board primary role is to support management in executing their plan, and if they fail, to hold them accountable. What do you see yourself doing to help management succeed?

Allison Landry:

I think where it starts is for the board to play a key role in creating a culture in and amongst itself, but also with management, a culture of collaboration and transparency. That last point is very important. So when you take a step back maybe and think about a company's long-term strategic objectives, the board should, bless you, should play a key role in guiding those. The board should also understand the path to get there and what metrics they need for management on a regular basis to understand how the company is performing against those metrics and how it will achieve its long-term objectives. Another way a director can play a role to support management is having a consistent dialogue, I think especially with the CEO. And that doesn't mean every single director has to be calling the CEO every day or anything like that, but to be a trusted advisor and someone for the CEO to look towards for support, advice, and insights.

If I could maybe just go back a moment to the performance evaluation. This is where the accountability piece comes in, and there's a few different ways that that gets accomplished. One is pretty simplistically I guess, or obvious in a way from the comp committee. The comp committee sets the short-term and long term executive comp plans, and ideally they should be formulaic and directly tied to the strategic objectives. So you should, in any case, at a minimum annually be evaluating those.

And I think it's also incumbent on a director to know if they are not getting the data and the performance metrics that they need throughout the course of the four scheduled board meetings, or if they don't understand how the performance is tracking versus the long-term goals. You need to understand that, and if you're not getting it, make sure that you do. So I guess just in summary, the transparency and the collaboration I think creates a board and an oversight mechanism that is helpful and supportive of management, and obviously in the best interest of shareholders.

Ken Squire:

Thanks Allison. I want to move on to something that really bothers me from a corporate governance perspective, and I'm going to address this one to Sameh. Tell us a little bit about the Meridian Speedway concessions that the company just did in their deal to retain John Orr.

Sameh Fahmy:

Yeah, good morning. I see a lot of familiar faces here that I haven't seen for a while, so I'm happy to be here. If it does bother you, trust me, it bothers me a lot. I have $1 million of my grandchildren money in NS, and I hate to see a concession made on something strategic like the Meridian line. I don't know if we can bring up a map here. I believe it makes it easier to describe what I'm talking about. While we're waiting for the map and for the sake of time... We have it here.

The Meridian line is that green horizontal line, which is between Shreveport, Louisiana and Meridian, Mississippi. That line is shared between NS and the old Kansas City, which is now bought by CP, and it is the fastest route between the west and east of the U.S. It's a very, very strategic line, and the section to the left of it, to the west, between Dallas and Shreveport, is very important, and that's what we are talking about here. And we are really puzzled by what exactly this deal is, which was part of the package and the negotiation to get John Orr to move, to get out of his non-compete and to be able to go to NS.

When you're saying how strategic this thing is, I don't have to say it, you just look at the filing that the NS did to the STB at the time that CP was buying Kansas City. And their concern about CP controlling that section from Dallas to Shreveport and possibly crowding it, was long trains that would stand in the way of the NS trains. So this is so strategic. The second thing that says how strategic it is that CP is buying Bigby line, a short line which is more to the East, to connect it with CSX, which means that CP and CSX are building an alliance. It's a clear alliance, and guess it's against who? It's against NS. So you have two things. You have the complaint to the STB and the concern to the STB in 2022 by NS, showing how strategic this line is.

And then, now CP and CSX shaking hands to take the traffic away from NS on that meridian line. So that's how strategic that Meridian line is. Now you say, okay, so what's the deal? What exactly did they do here? And all we could see initially was for not disclosed terms. And Ancora started pushing to understand, to get transparency, what exactly are the terms of the deal. So finally there was an 8K filing. And the 8K filing is saying that NS is giving up the right of first refusal on traffic coming from Dallas to the east. So now the traffic, the CP can bid on it with CSX, and now it's going to be blind to NS. They wouldn't know the terms of what they are bidding. The first right of refusal means I can look at what the other guy is bidding and I can match it.

So theoretically, NS could take a hundred percent of that traffic if they're willing to live with any profit margin. Now they gave up that, so now either they're going to lose some of the business because they're bidding against the other guy and the other guy will win. Or they may win the business, but then their profit margin will be slimmer and they may be leaving money on the table because they don't know what the other guy is bidding. So either way, they are losing in this a significant amount, and they minimize it and they say, well, it's 1% of the revenue. Well, 1% of the revenue is $120 million of $12 billion. That's a lot of money.

And the growth, how much this thing is going to grow, is obviously very important. And all these things I mentioned explained that it's going to be significant growth, and they are giving that up. And how much money is that in addition to the $25 million which were part of the package? It just does not make sense and the concern, like you said, is the governance. Where is the governance here? This thing was not voted on. So I hope that-

Ken Squire:

Yeah, that's great. Gil, let me move on to you. Norfolk Southern has recently taken steps to implement PSR. They hired, as we just spoke, John Orr as COO. They've restructured their executive compensation plan to tie executive pay to OR. Why not just, hey, let's give them another year or so? Let's see what they can do.

Gil Lamphere:

Well, that's a good question. Except we don't have a year. This company has been failing very, very rapidly, more rapidly and dramatically. I shake my head than any other corporation, certainly any other railroad that I've seen. And when that happens, the organization begins to fold in on itself. Good people begin to leave, they take the buyout offering. And so we're going to have to move fast. OR, you have to remember. I'm looking at Tony, Bill Stevens. Tony is right to talk about the cult of OR. The cult of OR means or has been taken to extreme and that's going to lead to the failure of the railroad.

Hunter and I were always worried about taking OR to the extreme. Can be abused like anything else. And Tony's right to write about it because what he means is expenses. And what we are returning to and what we have always remembered is OR needs to have a balance to it. It has to have a buffer to it, not the size buffer we're talking about with NS. And so when you return to OR as they have, it's good because OR is part of strategy, operations, and then the strategic objectives of the company. One minus OR is your margin, and when multiplied by sales, you're going to get a return on invested capital. That's the importance of not OR, it's one minus OR. That is the margin of your business, and you have to watch it very carefully.

So I'm glad they've returned to OR. If they know what OR means, and that you've got to change your operations, you've got to change your strategy as well. OR is not the objective. OR will get you into trouble faster than anything else. Precision Scheduled Railroading is about scheduling. Precision is the operating point. You get back to operations. Precision means you have to make connection after connection after connection. As has been said, originate on time, arrive on time so you can originate on time. It's a balanced system. So that's the Precision of it, the operating. That's where Hunter came up with the word, P.

And I went back to Hunter and I said, "We've got to get the letter S in there because all we're talking about is scheduled. We are not talking about expenses, we're talking about a system." So I'm delighted as long as they understand that they've got to talk, they have to change. And I don't hear anything about changing the operating and the strategic, which are fundamentally flawed as well. Now you can put it in the incentive plan, and that is dangerous unless it's properly explained. And this goes to culture, you have to convey down to the troops that OR is a measurement device. It is not an objective. Your objective is operations and executing and getting things to each other on time, and executing the precision in-between. So it's one part of three big parts, and the other parts are flawed. Is that-

Ken Squire:

That's great, that's great. Appreciate that. All right, William, I didn't forget about you on the end there. Obviously, when it comes to railroads, safety is a big issue, clearly particularly in light of the recent East Palestine derailment. How will you address regulatory stakeholders related to this issue of safety?

William Clyburn, Jr.:

Thank you for that question. And as you know, I was on the Surface Transportation Board. The Surface Transportation Board follows the rail transportation policy. If you go to 49 U.S.C. 10101, you'll see number three, we'll talk about efficient and safe railroads. The NTSB has safety in its name, the National Transportation Safety Board. FRA has safety as their mission in terms of regulating the railroads. When we talk about metrics, when we talk about efficiency and shareholder value, I don't know how you can get to that without focusing it on safety. Safety of the operations, safety with the employees and safety in the communities. Norfolk Southern engaged me when they had that tragic accident in Graniteville, South Carolina. I'm from there and I knew the people, and so we were engaging to make sure that people were taken care of, that we learned from that dynamic.

One of the things why I'm glad that I'm in this room, when I listened to them, I didn't have to pull teeth about the importance of safety. And so you heard that in the five-point plan, you heard that in their mission. And so part of that would be that, let's be more proactive and not reactive. We don't want too many surprises. When the NTSB report comes out in June, there should not be surprises on how the operations should go. What should be part of the safety plan? When does the safety plan come out and how comprehensive and holistic that plan is? And so when I'm in the room, when I have my former regulator hat on, I start off with safety and I think that'll be an important part.

Jim Barber:

Can I add something to that?

Ken Squire:

Yeah, please. Please do.

Jim Barber:

What most people don't realize is that one of the great outcomes of Precision Scheduled Railroading is a repeatable closed loop network that you do the same thing every day. It's just like a UPS driver. It's why you give the driver the same car every day. You rinse and repeat every day so that you know what's coming at you, there's not surprises, you do it the most efficiently you can, and what the byproduct of that is, is safety. Because you're not random in this thing, you're not shotgunning across the world here. You're doing the same thing every day, returning to point A, and you touch a car half as often as they touch it, which is work and risk. Now all of a sudden, safety is a byproduct that PSR produces in a railroad, or any network scheduling matters.

Ken Squire:

Great. Sameh, I'm going to come to you with a similar question I had asked Gil, what do you think happens if shareholders gives this board and management team another year with their current strategy?

Sameh Fahmy:

Yeah, very good question. I don't know if I... Can you hear me? I like to move my hands-

Ken Squire:

I think they need it for the stream.

Sameh Fahmy:

Huh?

Ken Squire:

I think they need it for the-

Sameh Fahmy:

Oh, they need it for the stream. Okay. Just before I get into this question, I forgot to mention something important about the Meridian, is that we are also very concerned about an option that NS has to buy the Dallas Terminal. We don't know what's happening on that. They have an option to buy the Wylie Terminal, which is in Dallas, and we hope that that option is not given up in this agreement because it's very strategic. When CN wanted to buy Kansas City, they had their eyes on Dallas, so that's very critical and we don't know exactly what's happening to this in the deal. Now going to your question about giving the current management on the current board another year, I have seen PSR at CN. I've seen PSR with Hunter at CSX and Jamie, and Jim Foote, God bless him. I ran PSR, I led PSR at Kansas City with the results that we had.

The stock price went from $100 to 260 before CP bought KCS, and then it went up to 315. So I know what I'm talking about, and this resilience model that the CEO has and is adamant about and the board is adamant about is totally incompatible with PSR. It is not going to work no matter what you do. Resilience model says hoard the assets. Keep 7,800 crews against 7,000 for CSX, even though CSX has a bigger volume than NS. Have 500, 700 extra locomotives. Keep cars, just in case the volumes come, which is exactly the opposite of PSR, where you have to sweat the assets. Hunter used to call and say, "Take 50 locomotives out of the fleet and store them." And people say, "Well, how am I going to run?" And they struggle a bit, and after two, three days, they settle down and they rebalance and they do it with 50 locomotives less.

That's how you learn and that's how you are disciplined in a railroad, which reflects on operation, financial stuff, and safety derailments when you are disciplined. If you have too many assets, what's the incentive for people to really work hard and to make things disciplined and precisioned, as Gil said? You have recruits that are five times higher on NS and CSX. You have trains waiting for power in spite of all the crews and the locomotives and all the rest. So these guys, with that philosophy and that culture, they have way too much and it's incompatible with the COO who went in, who now is going to try to do the opposite. How can you do two things that are totally incompatible with each other? And the signs are already showing of how this is not going to work, because the first move was what? To take out 53 intermodal lanes with lower margin.

Okay, now we are going to OR. OR is driving the decisions, not the customers, not the bottom line, not the EPS, not all the rest. So already, it's showing. The second point is, you are not going to accomplish much just by scrubbing and saying, "Okay, I'm cutting 53 lanes. I'm going now to take 75 locomotives out." Sure, you can do that. You can take the business down by 50%, take all the high OR business, and then your average will go down to 59%, no problem. But there is no business left. But the way to do it is to redesign the network, which is what Jamie was talking about. And it's by redesigning the network that you get the $800 million of locomotives and 35,000 cars, and you reduce the switching. The switching on NS is double the switching of CSX. It's 2.6 per car instead of 1.3 per car. That represents $185 million a year. So that's how you do it. And then you use the attrition and all that, but it's not going to happen with this hybrid setup.

Ken Squire:

Great. The next question I'm going to ask for each of you or whoever wants to answer it, more than one of you can answer it, is nominating seven directors to a fourteen-person board. Why is it important for them to get all seven as opposed to a minority? Go ahead, Allison.

Allison Landry:

Thanks. It's absolutely critical that we get all seven nominees and a majority on the board, just for the simple fact that it's required to affect change. We've all seen the different iterations of PSR, and that was a key element of each and every one of them. I also think what's important is, just to give an example, we got maybe two or three or even four directors. You're not then going to get the leadership change that's also required. And I can tell you that the entire group of us and two of the nominees couldn't be here today, but we are all on the same page, very much so. We're all aligned in the way that we think about the strategy and how it needs to be done and how to create shareholder value and protect shareholders as well, so the full slate certainly needs to be nominated order for this to work. I don't know if anybody-

Gil Lamphere:

Hunter went down to CSX the final time and I was talking to Paul and Hunter calls and says, "I don't need six directors to do what I'm going to do." I said, "Hunter, every time you have gone in and effected change, you had the full support of the board, because PSR is going to have some bumps in the road and you have to have a board that understands transformation and change. And that CSX board has no experience in change. The current NS board has no experience in change." But Hunter said, "I can do it with three." I said, "Hunter, you never have, and you're going to need six or seven because you have to have that full support of people."

And that's why this is important. We're not going to get change if the existing board is still in place because they are wedded to Alan Shaw, his strategies, and their own choice of Alan Shaw and their belief in the system that they supported. That's flawed, and it's flawed because they don't understand it. They haven't taken the time to understand it. Because if they understood it, we wouldn't be in this predicament.

Jim Barber:

Let me add something to that, only because I want to add some real life stuff. In the last two years for me, I've joined two public boards. One is US Foods, one is C.H. Robinson. In both cases, within two weeks of me joining the board, the CEO was let go. Activists were involved in the cases, and I'm not going to say too much about which or where or when, but if the board does not come together in a unified fashion, it is almost like having parents raising children and they disagree on how to raise them. And what does that do? The time comment you just asked about, everything is twice as difficult as it should be, it takes longer, you fight over the little things, you don't focus on the big things. So the boardroom is where it happens, and if you're not running the show, quite frankly, in an aligned fashion, which seems to me they haven't-

Frankly, in an aligned fashion, which seems to me they haven't done very well yet. It's just this concept of that the NS brand will continue to suffer and it'll just keep going down. So it's important to us because I've seen it done well and I've seen it not done well.

Ken Squire:

As someone who's watched every proxy fight over the last 18 years and have seen minorities come on boards and majorities go on boards, I'll echo what some of you are saying, that a company that doesn't really need change can get one or two directors and be effective. And I think even US Foods was like that. A company that needs change, that has a CEO that may be not even on the same page as a COO and has a board that maybe aren't all having the same plan needs a board that can affect that change, and in this case I think it would be seven directors. And when you look at this group up here, and this is I think one of the benefits of an activist slate in general, a good activist slate is, you have diverse experiences, diverse perspectives, all agreeing on the same plan because you were brought together knowing what that plan is and you wouldn't be here if you didn't agree on that plan. And I think for a company that needs change, that's very valuable and that's a very compelling argument.

Jim Barber:

I'll add a point that is not in the public domain yet that I think is important, especially for this audience, is that, yes belief in the plan. Yes, we love accountability both of us. We love beating plans. We love not surprising shareholders on earnings calls, all of that stuff. But in this case, both Jamie and I have said to each other as partners and to the Ancora team that we will sign up to a compensation package that essentially says we don't get paid unless the shareholders get paid. And I think that's important.

And when that happens you see, NS will rise back to the top and if it doesn't happen, then shame on me and shame on Jamie. But we already have the plan laid out. It's not like brain surgery here. This has been done before many times we can do it again. And the issue is they don't want to do it and they've got this half in-between plan now and it's just a function of time now. So who has the better team? Who has the better plan? Shareholders are going to vote soon enough, and I think we're the right ones.

Gil Lamphere:

You're going to hear from NS. Alan and John are very, very articulate. Very, very believable. 15 months ago they laid out a plan that was different than anybody else's, and it was very plausible until you did the numbers. Where are the numbers? Where is the logic that if you hang on to too many assets, you're going to grab disproportionate amounts of business when the economy turns? How big is that economy turn going to be?

Jim Barber:

When?

Gil Lamphere:

When is it going to happen? How long do you hang onto those assets that multiply every year and get bigger and bigger? Do the math. How big do sales have to be that have a margin attached to them in order to get back the money that you put in and indeed get a return on your investment? But you're going to hear from them a description of what they're going to do. The problem is, they have never done it and they're not experienced enough. There's nothing in their backgrounds. When you break down the length of time that John has been in senior positions, the six months at CN, it was two years working on specific projects that Sameh gave him to straighten out some yards, some general management positions, and then Sameh had to leave. His wife was sick, and John came in.

And as soon as Keith came in, it was 29 days before Keith made him head of transformation and sent him down to Mexico to wipe up those operations, clean them up, mop them up, because they'd gotten out of hand because of the Mexican operations having to be put in trust during a year and a half the STB requires. But there's nothing there. Look at the data because you're going to hear a very loquacious explanation of what they're going to do. And it's very tempting to believe it. But where are the numbers?

Sameh Fahmy:

If I can add just one point in relation to absorbing new volumes in spite of the excess assets and excess people, look at the volumes of NS. The volumes of NS have been dropping every year. So they cannot handle the low volumes that they have today in spite of the excess assets. They're giving very poor service measured by the trip plan compliance, which is in the 75% against 88% for CSX on merchandise traffic. So if they can't handle the current low volumes with all these excess assets and people, how are they going to handle the volumes when they come?

Gil Lamphere:

You will hear about percentage increases or decreases, but improvements in what they've done in four or five, six weeks. But percentage increases are deceptive. The question is, what is the bottom absolute line? Are they increasing the on-time delivery? Are they doing better on the number of trains that are waiting for crews and power? What are the absolute numbers? Not percentage change. Because you can start high and improve things by 50% you can still be the worst in the industry. You can improve things on how yards are functioning, but if they don't improve the originations and the blockings and the delivery of final crews, it doesn't mean anything.

Jamie Boychuk:

If I could, we've laid out a plan. You've heard it. You see all of us up here. We all believe it. We put this plan together as a team. This plan is laid out quite clearly what we need to do and what we can do. And the reason why we all believe in this plan so much is because we've done it. I've had the opportunity to redesign a network in an Eastern Railroad. That's a big difference. Western Railroads, they're currently complicated because of the size. Other than that, they're very much straight-lined. The same thing with the Canadian Railroads. But I can tell you in Eastern Railroad, and I've said this time and time again, it is very complicated. And had I not run an Eastern Railroad previously, I would not have understood the complications of it. That comes along with so many ways to get to one spot that you could make so many mistakes and so many touch points of hump yard to hump yard to hump yard. I've lived it. I've seen it. I've designed it. I've changed it, and been able to produce the best results in the industry.

We've got a plan that works. We've got a plan that is solid. We've got a plan that's got a fantastic timeline that really allows us to communicate with all of our stakeholders and do it right and to bring an entire team along with us. So in the future, it's not about where are those people that did those great jobs up at those Canadian Railroads. In the future, everyone's going to say, "Where are those guys from Norfolk who are part of that incredible change that started in 2024?" That's the future railroaders that we want to create. Those are the people we want to teach. Norfolk Southern has a great brand. Norfolk Southern has good bones, structure. It just needs to be stripped down to the studs and we need to rebuild this thing. And that doesn't mean slash and burn. That means nothing like that at all.

It means a plan on paper that we put together and share with everybody and poke holes through and then properly implement it and then pull the assets out after we've implemented the plan. Not beforehand. Don't shut yards down and don't start taking assets out before the plan has even taken effect. Let's get the plan going, then start pulling those assets out. That's why we said it takes us 12 months to get to that point where we really start dropping those assets and you really start to see the service product get to where it needs to be as Gil has said, and Sameh and the others. The service product drives what that expense line is at the end. And every railroad that has the best service has also got the best expense line.

Gil Lamphere:

I would encourage you to read all 197 pages of our plan. Okay. I see some laughter. Because you don't have time to do 197. But my point is our plan is in detail. It is broken down by numbers, step by step, by step by step. Because we were not going to face all of you and the people we have to face in the next two weeks in ISS and Glass Lewis, unless we could go into absolute detail with absolute numbers about how this happens. Nobody has done that. Nobody has created these types of railroads and these types of turnarounds without detailed plans that can be executed. So I'm sorry to keep you up at night if you have to read those 197. I'm still getting laughter. I know you're not going to read because I never do either. But I do know the people who created all those pieces of paper. This thing has been thought through. If you don't have that type of piece of paper, if you don't have those numbers, don't believe the words. Don't believe the sentences.

Ken Squire:

Thank you guys, Jim, Jamie, Gil, Sameh, Allison, William. Thank you so much. This has been great.

Jim Barber:

Appreciate it. Thank you.

# # #

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Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.